SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 3, 2014

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 4, 2014, RGC Resources, Inc. ("Resources" or "the Company") issued a press release announcing the first quarter results for the quarter ending December 31, 2013. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Resignation of President and CEO and Appointment of new President and CEO
Effective February 3, 2014, John B. Williamson, III, who had been the CEO and President of RGC Resources, Inc., voluntarily stepped down as part of the Company's corporate succession plan. Also as part of the succession plan, the Board of Directors named John S. D'Orazio as President and CEO of the Company and appointed him as a Class C Director effective February 3, 2014.
Mr. D’Orazio, age 54, has served Resources and its largest subsidiary, Roanoke Gas Company, for over twenty years. Mr. D’Orazio was appointed President and CEO of Roanoke Gas Company in October 2012. From February 2003 to September 2012, Mr. D’Orazio served as Vice President and Chief Operating Officer of Roanoke Gas Company. From 1992 to 2002, Mr. D’Orazio served in a variety of executive and management positions with the Company’s subsidiaries. Prior to 1992, Mr. D’Orazio held various senior engineering positions at Virginia Natural Gas and Baltimore Gas and Electric. Mr. D’Orazio holds a B.S. degree in civil engineering from Virginia Polytechnic Institute and State University.
Mr. D’Orazio receives the same compensation arrangements as he did prior to becoming President and CEO of the Company. These compensation arrangements are disclosed under the section “Compensation Discussion and Analysis” in the Company’s definitive proxy as filed with the Securities and Exchange Commission on Schedule 14A on December 11, 2013, which is incorporated by reference herein. Mr. D’Orazio’s base compensation and incentive compensation, in addition to the other executive officers, is generally determined annually by the Board of Directors based on recommendations by the Company’s Compensation Committee.
Approval of Bonuses for 2013 and 2014 Annual Base Salaries for Executive Officers
The Board of Directors approved the Compensation Committee’s bonuses in respect of 2013 and annual base salaries in effect beginning February 1, 2014 for the executive officers.
The approved 2013 bonuses and 2014 salaries for the Company’s executive officers are set forth below:

Officer	Title	Bonus	Salary
John S. D’Orazio	President and CEO	38,000	300,000
Paul W. Nester	Vice President, Treasurer and CFO	23,000	175,000
Dale P. Lee	Vice President and Secretary	19,000	155,000
Robert L. Wells	Vice President, Information Technology	22,000	150,000
Carl J. Shockley, Jr.	Vice President, Operations - Roanoke Gas Company	18,000	130,000

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective February 3, 2014, the Board of Directors of RGC Resources, Inc. voted to amend and restate the Company's Bylaws to increase the number of directors from the current eight members to nine members. This amendment does not change the term of any current director. The increase to nine directors coincides with the appointment of John S. D'Orazio as a Class C director.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On February 3, 2014, the Company held its Annual Meeting of Shareholders to elect three directors, to ratify the selection of independent auditors and to hold a non-binding shareholder advisory vote on named executive compensation. The final voting results are provided below.
Shareholders elected the nominees for Class B directors as listed below to serve a three-year term expiring at the Annual Meeting of Shareholders to be held in 2017:

Director	Shares For	Shares Withheld	Broker Non Votes
Nancy Howell Agee	2,312,885	15,153	1,610,794
J. Allen Layman	2,299,579	28,459	1,610,794
Raymond D. Smoot, Jr.	2,312,383	15,655	1,610,794

Maryellen F. Goodlatte and George W. Logan continue to serve as Class C directors until the Annual Meeting of Shareholders to be held in 2015. Abney S. Boxley, III, S. Frank Smith and John B. Williamson, III continue to serve as Class A directors until the Annual Meeting of Shareholders to be held in 2016.
Shareholders approved the selection by the Audit Committee of the Board of Directors of the firm Brown Edwards & Company, LLP as independent auditors for the fiscal year ending September 30, 2014, by the following vote:

Shares For	Shares Against	Shares Abstaining
3,924,230	8,649	5,953

Shareholders approved executive compensation through a non-binding advisory vote as indicated below:

Shares For	Shares Against	Shares Abstaining	Broker Non Votes
2,106,030	53,409	168,599	1,610,794

ITEM 8.01.	OTHER EVENTS.
The Company issued a press release on February 4, 2014, announcing, among other things, the election of three Directors at its annual meeting of shareholders held on February 3, 2014 and the appointment of external auditors for the current year. At a meeting of the Board of Directors following the annual meeting of shareholders, the Board of Directors elected John B. Williamson, III as Chairman of RGC Resources, Inc. John S. D'Orazio was elected Director, President and CEO of RGC Resources, Inc.
The Board of Directors also elected the following senior officers: Paul W. Nester, Vice President, Treasurer and CFO; Dale P. Lee, Vice President and Secretary; and Robert L. Wells, II, Vice President, Information Technology.
A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information disclosed under this Item and Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

3(b)	Amended and Restated Bylaws of RGC Resources, Inc.

99.1	Press Release dated February 4, 2014.

99.2	Press Release dated February 4, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: February 7, 2014	By:	/s/ Paul W. Nester

Paul W. Nester
Vice President, Treasurer and CFO